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ECHO                                                                EXHIBIT 99.1
Electronic Clearing House Inc.


FOR IMMEDIATE RELEASE
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   ELECTRONIC CLEARING HOUSE INC. PROVIDES AN UPDATE ON LEGAL AND SARBANES-OXLEY
                             404 COMPLIANCE EXPENSES


CAMARILLO,  CALIF.  - JANUARY 28, 2005 - Electronic Clearing House Inc. (Nasdaq:
ECHO), a leading provider of electronic payment and transaction processing services, today provided an update regarding its anticipated fiscal year 2005 ("FY 2005") expenses in connection with both compliance under Section 404 of the Sarbanes-Oxley Act and various legal matters.

"In our conference call held on December 21, 2004, we commented that we could not at that time confidently estimate what our total FY 2005 expenses would be with respect to compliance under Section 404 of the Sarbanes-Oxley Act. We also expressed uncertainty regarding the outcome of a legal dispute with one of our former independent sales organizations," stated Joel M Barry, CEO of ECHO. "We now can better estimate these costs as more facts have become known."

The Company estimates it will incur a cost to comply with Section 404 of the Sarbanes-Oxley Act of approximately $1,000,000 in FY 2005, comprised almost equally among added auditor expenses, accounting consultants and internal staff additions that will be required. Regarding the dispute with the Company's former independent sales organization, the arbitration panel decided in January 2005 that the independent sales organization should receive an award of $501,000, which exceeded the Company's good faith estimate of $300,000, an amount that was accrued in FY 2004. In addition to this added $201,000 award amount, it is anticipated that legal fees the Company may have to pay on behalf of this independent sales organization could be as high as $185,000. While the final amount could be less once the panel provides a determination with respect to legal fees, the Company intends to accrue a total of $400,000 in its first fiscal quarter of 2005 toward this dispute.

"As we discussed in our Annual Report on Form 10-K for the year ended September 30, 2004, we also expect legal fees relating to a patent infringement suit to be in the range of $400,000 each year until the case goes to trial, which is currently set for April 2006," Mr. Barry commented.

The Company continues to invest in building its business, with over $300,000 being invested in a sales and marketing campaign in the San Diego area in the second quarter 2005 and over $1,500,000 in fiscal year 2005 is projected for R & D expenses and various technical initiatives that it believes will result in more efficient and robust operations.


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Joel  Barry, Chairman  and  CEO  of ECHO,  further commented that, "While we are disappointed that we will have higher legal and regulatory compliance costs this year, we are encouraged that the Company is presently on track to meet its FY 2005 revenue guidance of 17% - 20% year-over-year revenue growth. Our operating profitability may be more muted over the short term but we foresee sustained future revenue growth in both our check services and bankcard processing services. Once these issues are behind us, we expect the Company to return to a trend of improving profitability across our business segments."

ABOUT  ELECTRONIC  CLEARING  HOUSE,  INC.  (ECHO)
ECHO  (www.echo-inc.com)  provides a complete solution to the payment processing
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needs of merchants, banks and collection agencies. ECHO's services include debit and credit card processing, check guarantee, check verification, check conversion, check re-presentment and check collection.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Examples of forward-looking statements included in this press release include statements relating to potential expenses to be incurred in connection with various legal matters and with ECHO's compliance under Section 404 of the Sarbanes-Oxley Act, and statements relating to ECHO's anticipated revenue growth. Potential risks and uncertainties that may cause actual results to differ materially include, but are not limited to, such factors as unanticipated events causing litigation expenses to exceed estimates, additional time and resources required to comply with compliance efforts, fluctuations in demand for the Company's products and services, the introduction of new products and services, the Company's ability to maintain customer and strategic business relationships, technological advancements, impact of competitive products and services and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.

CONTACT:
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Donna Rehman, Corporate Secretary            Crocker Coulson, Partner
Electronic Clearing House, Inc.              CCG Investor Relations
(800) 262-3246, ext. 8533                    818-789-0100
E-MAIL: corp@echo-inc.com                    E-MAIL: crocker.coulson@ccgir.com
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